Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-267562 and 333-273384), Form S-3 (No. 333-277835 and 333-283226) and Form S-8 (No. 333-269372, 333-277838, 333-284024, and 333-284672) of Cadrenal Therapeutics, Inc. of our report dated March 13, 2025, relating to the financial statements as of and for the years ended December 31, 2024 and 2023, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 13, 2025